Exhibit 10.3

Execution Version

AMENDMENT NO. 3 TO

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

This Amendment No. 3 (this “Amendment”) to the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended by Amendment No. 1 thereto, dated as of December 30, 2020 and Amendment No. 2 thereto, dated as of March 8, 2021 (the “Business Combination Agreement”), by and among Apex Technology Acquisition Corporation, a Delaware corporation (“Apex”), Athena Technology Merger Sub, Inc., a Delaware corporation, Athena Technology Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”), and AvePoint, Inc., a Delaware corporation (the “Company”), is made and entered into as of May 18 2021 by and among Apex, the Merger Subs and the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, Apex, the Merger Subs and the Company are each party to the Business Combination Agreement (the “Parties”);

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth in this Amendment; and

WHEREAS, Section 9.04 of the Business Combination Agreement provides that, prior to the Effective Time, the Business Combination Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parties agree as follows:

Agreement

1. Amendments to the Business Combination Agreement.

(a) The definition of “Balance Sheet Cash Amount” in Section 1.01 of the Business Combination Agreement is hereby deleted and replaced with the following:

“Balance Sheet Cash Amount” means $85,000,000.

(b) The reference to “Election Holder’s” in Section 3.01(a)(ii) of the Business Combination Agreement is hereby amended to refer to “Electing Stockholder’s”.

(c) Section 3.1(a)(vi) of the Business Combination Agreement is amended by deleting the third sentence thereof and replace it with the following language:

“Subject to the approval and adoption of the Apex Equity Incentive Plan by the Apex stockholders, each cancelled PRC Option will be replaced and substituted with the award of a new stock option to purchase a number of shares of Apex Common Stock under the Apex Equity Incentive Plan equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such PRC Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such PRC Option divided by (B) the Exchange Ratio.”

(d) Section 9.01(b) of the Business Combination Agreement is amended by deleting all of the language prior to the proviso and replacing it with the following language: “by either Apex or the Company if the Effective Time shall not have occurred prior to July 21, 2021.

(e) The Parties acknowledge and agree that the Business Combination Agreement and the amendments thereto contains a scrivener’s error in that the legal name of Apex is incorrectly stated as “Apex Technology Acquisition Corp.” whereas the correct, legal name of Apex is “Apex Technology Acquisition Corporation”. Accordingly, as of the date hereof, the Parties acknowledge and agree that each reference to “Apex Technology Acquisition Corp.” in the Business Combination Agreement, the signature page thereto, and any reference to Apex in the Business Combination Agreement, shall refer to “Apex Technology Acquisition Corporation”. In addition, as of the date hereof, the Parties acknowledge and agree between themselves that each reference to “Apex Technology Acquisition Corp.” in any Ancillary Agreement or the signature page thereto, and any reference to Apex in any Ancillary Agreement, shall refer to “Apex Technology Acquisition Corporation”.

2. Apex Consent of Share Purchase Program. The Company has announced that the Company Board has authorized a share purchase program pursuant to which the Company may purchase shares of Apex Class A Common Stock in the open market or in privately negotiated transactions conducted in compliance with the SEC Rule 10b-18 for an aggregate purchase price of up to $20,000,000 until the date on which the Registration Statement is declared effective by the SEC (the “Share Purchase Program”). Apex hereby consents to the Share Purchase Program and acknowledges and agrees that no purchases of Apex Class A Common Stock by the Company pursuant to the Share Purchase Program, exercise of rights with respect to such shares by the Company or disposition of such shares by the Company shall be deemed to be a breach of any provision of, or representation or warranty of the Company contained in, the Business Combination Agreement, including Sections 4.03(d) and 6.01 of the Business Combination Agreement.

3. Waiver. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Business Combination Agreement or any rights or obligations of any party under or in respect of the Business Combination Agreement. Except as modified by this Amendment, the Business Combination Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Business Combination Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment, and a reference to the Business Combination Agreement in any other instrument or document shall be deemed a reference to the Business Combination Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Business Combination Agreement, as amended by this Amendment.

4. General. Article X of the Business Combination Agreement shall apply to this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

APEX TECHNOLOGY ACQUISITION CORPORATION

By	/s/ Jeff Epstein
Name:	Jeff Epstein
Title:	Co-CEO

ATHENA TECHNOLOGY MERGER SUB, INC.

By	/s/ Kimberly Kit
Name:	Kimberly Kit
Title:	President and Secretary

ATHENA TECHNOLOGY MERGER SUB 2, LLC

By	/s/ Kimberly Kit
Name:	Kimberly Kit
Title:	President and Secretary

AVEPOINT, INC.

By	/s/ Brian Brown
Name:	Brian Brown
Title:	COO and General Counsel

[Signature Page to Amendment No. 3 to Business Combination Agreement]